EXHIBIT 1.6

Section 906 Certification

     The following statement is provided by the undersigned to accompany the report on Form 40-F for the period ended December 31, 2002 pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350).

     The undersigned certifies that the report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and that the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of issuer.

Name: Title: Company:	/s/ G.A. (Drew) Fitch G.A. (Drew) Fitch Senior Vice President and Chief Financial Officer The Westaim Corporation

Date:	May 5, 2003